SERVICE AGREEMENT

         THIS AGREEMENT, made this 5th day of September, 1997, by:

                 Derivatives Portfolio Management, L.L.C., a Delaware limited liability company,
                 P.O. Box 6741
                 Two Worlds Fair Drive
                 Somerset, New Jersey 08875-6741
                 ("DPM")

and

                  The Willowbridge Fund, L.P.,
                  a Delaware limited partnership,
                  c/o Ruvane Investment Corporation
                  4 Benedek Road
                  Princeton, New Jersey 08540
                  (the "Client")

                                   RECITALS

         A. DPM is engaged in the financial accounting service business.

         B. The Client desires to engage DPM and DPM agrees to provide services to the Client on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

         1. Services of DPM. The Client hereby authorizes DPM to perform those services herein enumerated (the "Activities") as follows:

         a) Generate and deliver to Client on a timely basis by agreed upon procedure daily activity reports, portfolio reports, portfolio summary reports, fund summary reports, realized profit and loss, risk and net asset value reports by computing, adjusting, verifying, updating and reconciling data obtained from trading advisors and brokers;

         b) Compile and prepare monthly reports of realized and unrealized gain/loss, accrued dividends and interest analysis; calculate monthly net asset value; prepare monthly purchase-sales journal, dividends and interest journal; prepare monthly balance sheets, changes in partner equity and income statements; prepare a monthly


                                           1

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         General Ledger accompanied by appropriate documentation including reconciliations and detailed fee schedules; provide trading advisors with monthly balance sheets; and prepare and provide reconciliations to brokers and trading advisors;

         c) Maintain records of the General Ledger, broker's statements, trader reports and other relevant reports received;

         d) Prepare and deliver month-end financial statements and other reports as necessary including reporting to limited partners and/or their representatives on a timely basis; prepare and maintain a data base of investors and investor representatives and compute selling agents commissions and monthly brokerage trailers; and

         e) Prepare for auditors' review and approval the tax information required to be given to the Client's limited partners pursuant to the Internal Revenue Code and handle communications with the Client's auditors and tax professionals;

         2. Broker Services. DPM will not perform the services of a trading broker, including, without limitation, executions of transactions, payment of brokerage commissions, confirmations of transactions to the Client, transmittal of monthly account statements to the Client, enforcement of any margin requirements, or the custody of funds or securities.

         3. Compliance Services. DPM and the Client recognize and acknowledge that DPM's services pursuant to this Agreement are solely limited to performance of the Activities. Nothing contained herein, expressed or implied, is intended or shall be construed to confer upon DPM any duty to ensure that the Client or any related entities are acting in compliance with any applicable domestic or international laws or regulations.

         4. Sole Responsibility for the Activities. The Client will not authorize any other party to perform the Activities.

         5. Authorization for DPM Communications. The Client hereby authorizes DPM to communicate, as required, with its limited partners, trading advisors, brokers, FCMs, accountants and other agents and related parties to obtain the information needed to perform the Activities.

         6. Compensation. As compensation for DPM's performance of the Activities pursuant to this Agreement, the Client will pay DPM, commencing as of day DPM begins to perform the Activities a monthly fee equal to twenty/twelfths basis points of the value of the assets under management in the Fund including any notional funds (herein, the "Assets"), as computed by DPM as of the first day of each month. For example, if the Assets equal $10,000,000 as of the first day of a month, the monthly fee for that month would equal $1,667 ($10,000,000 multiplied by 0.002, then divided by 12). DPM will send Client an invoice showing the fee for each month within 10 days after the last day of that month. Client will pay the fee within 15 days of receipt of the invoice. DPM will calculate its fee on a pro rata basis if DPM begins to perform the Activities on a day other


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than the first day of a month. In addition to the fee referred to above,
DPM will be paid $18.00 per limited partner per year for expenses associated with mailing and handling. This expense payment will be due initially at the beginning of the term of this agreement and thereafter as each new limited partner is admitted.

         7. Special Projects. The parties hereto may agree that DPM undertake to perform additional tasks or projects, as needed, upon terms and conditions, including compensation, to be mutually agreed upon by the parties.

         8. The Client's Representations. The Client represents to DPM that:

         A. The Client is duly organized and validly existing as a limited partnership organized in the State of Delaware and in good standing under the laws of the State of Delaware and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification.

         B. The Client has full authority and power to execute, deliver, consummate and perform this Agreement.

         C. The performance by the Client of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of any agreement of which the Client is a party to or to which it is bound, and does not violate any applicable laws, rules or regulations.

         D. The Client is knowledgeable about commodities trading and aware of the risk of substantial loss in such trading.

         E. The Client will ensure that DPM has full access to the relevant limited partners, trading advisors, brokers, accountants and other agents in order to obtain the information DPM will need to perform the Activities.

         F. All the information relating to the Client given to DPM in connection with the transactions contemplated by this Agreement is full, complete and accurate and DPM may rely on such information until it receives written notice from the Client of any changes.

         G. The Client will immediately notify DPM if any of the foregoing representations cease to be true.

         9. DPM's Representations. DPM represents to the Client that:

         A. DPM is duly organized and validly existing as a limited liability company in the State of Delaware and in good standing under the laws of the State of Delaware and is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification.

         B. DPM has full authority and power to execute, deliver, consummate and perform this Agreement.

         C. The performance by DPM of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of any agreement of which DPM is a party or to which it is bound and does not violate any applicable laws, rules or regulations.

         D. DPM has completed, obtained and performed all registrations, filings, approvals, authorizations, consents or examinations required by any government or governmental authority to perform the Activities contemplated by this Agreement and will maintain the same in effect for so long as this Agreement remains in effect.

         E. DPM will immediately notify the Client if any of the foregoing representations cease to be true.

         10. Non-Exclusive Services. DPM's services to the Client are not exclusive and DPM shall be free to render similar and other services to others.

         11. Relationship of the Parties. DPM shall at no time retain possession of, or have any right, title and interest in the Client's assets. DPM is an independent contractor and this Agreement does not establish a joint venture or partnership between DPM and the Client, nor authorize any entity to act as general agent, or to enter into any contract or other agreement on behalf of any other party except as specifically provided herein. No party shall be liable to any third party in any way for any unauthorized or negligent act or omission of the other party.

         12. Term. The term of this Agreement shall begin upon the execution of both parties and end July 31, 1998, unless terminated on 90 days written notice by either party hereto. Termination shall not affect DPM's right to compensation earned prior to the date of termination pro rata. Unless terminated earlier pursuant to this Section 12 this Agreement will renew itself for successive one-year terms, subject to renegotiation of the terms of compensation stated herein.

         13. Notices. Any communication, notice or demand pursuant to this Agreement shall be in writing and delivered by personal service (including express or courier service) or by registered or certified mail, postage prepaid, return receipt requested:

                  If to DPM:

                           Derivatives Portfolio Management, L.L.C.
                           P.O. Box 6741
                           Two Worlds Fair Drive
                           Somerset, New Jersey  08875-6741

                           Attention:  Robert M. Aaron

                           Telephone:  (908) 563-6220
                           Facsimile:  (908) 563-1193

                  If to the Client:

                           The Willowbridge Fund, L.P.
                           c/o Ruvane Investment Corporation
                           4 Benedek Road
                           Princeton, New Jersey  08540

                           Attention:  Robert L. Lerner

                           Telephone:  (609) 921-0717
                           Facsimile:  (609) 921-0577

         14. Confidentiality. DPM and the Client agree to keep confidential the terms of this Agreement and each transaction hereunder, and all related agreements, business practices, financial data, procedures and policies hereunder or otherwise relating to either of them or their affiliates that are not publicly available (the "Confidential Information"). The parties shall keep the Confidential Information in strictest confidence except to perform the services as contemplated by this Agreement or except as required by applicable law or regulation. The obligations of the parties pursuant to this section shall survive termination of this Agreement.

         15. Indemnification. The Client agrees to indemnify and hold harmless DPM and DPM's officers, employees and agents and their respective successors and permitted assigns from and against any and all liabilities, claims, costs, fines, damages, expenses, losses or attorneys' fees arising pursuant to this Agreement. Nothing contained herein shall require the Client to indemnify DPM or DPM's officers, employees or agents and their respective successors and permitted assigns with respect to an act which constitutes negligence, malfeasance or willful misconduct by DPM or any of the aforementioned persons. The obligations of the Client pursuant to this section shall survive termination of this Agreement.

         16. Employment Practices. The Client agrees that it shall not hire or solicit the employment of, or services from, any employee of DPM unless approved in advance by the




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President of DPM or until a minimum period of twelve (12) months has passed from the employee's last day of employment with DPM.

         17. Governing Law. This Agreement and performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Delaware.

         18. Contract Terms To Be Exclusive. This Agreement contains the sole and entire agreement between the parties and supersedes any and all other agreements between the parties relating to the subject matter hereof. A modification of this Agreement will be effective only if it is in writing and signed by both parties.

         19. Assignability. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their heirs, executors, successors and assigns. No party shall assign the rights or delegate the duties pursuant to this Agreement without the prior written consent of the other parties.

         20. Waiver. The waiver by any party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. The failure of a party to insist upon strict adherence to any provision of the Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon strict adherence.

         IN WITNESS WHEREOF, the parties have set their hands and seals on the day first written above.

ATTEST:                        THE WILLOWBRIDGE FUND, L.P.,
                               a Delaware Limited Partnership

                               By:      Ruvane Investment Corporation,
                                        Its General Partner


_________________________               By:      Robert L. Lerner
                                                 Robert L. Lerner, President


ATTEST: DERIVATIVES PORTFOLIO MANAGEMENT, L.L.C., a Delaware Limited Liability Company



_________________________      By:      Robert M. Aaron
                                        Robert M. Aaron, President